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                                                                 Exhibit 10.21.1

                        FIRST AMENDMENT TO THE INVESTMENT
                        ---------------------------------

                                ADVISOR AGREEMENT
                                -----------------

     This Amendment ("Amendment") effective as of April 3, 2003 by and between STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts ("State Street") and JPMorgan Fleming Asset Management (London) Limited (the "Advisor").

     WHEREAS, Advisor has entered into an Investment Advisor Agreement with State Street, dated as of April 2, 2003, (the "Agreement") a copy of which is attached hereto and incorporated herein by this reference; and

     WHEREAS, Section 12 of the Agreement provides that, and amendment must be a signed writing between both State Street and Advisor;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, Section 6 Liability of the Advisor; Indemnification (ii) Indemnification of the Trustee shall be amended as follows to strike the word "direct" so that the section reads as follows:

          (ii) Indemnification of the Trustee. To the extent permitted by applicable law, the Advisor agrees to indemnify and hold harmless the Trustee for any losses, damages or expenses resulting from (A) any recommendation of the Advisor or based on information provided by the Advisor, (B) the Advisor's failure to provide correct and timely information or to make recommendations on a timely basis as provided in the Agreement, and (C) any disclosure relating to the Advisor or the services provided by the Advisor with respect to the Subaccount which the Advisor has prepared, approved in writing or has not disapproved within five (5) business days following transmission by facsimile, acceptable electronic transmission or overnight mail to a person designated by the Advisor to review such disclosure; provided, however, that the Advisor shall not be required to indemnify and hold harmless the Trustee to the extent that such losses, damages or expenses result from an act or omission of the Advisor with respect to which the Advisor not only has used such care, skill, prudence and diligence as a reasonably prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, but also has otherwise acted in accordance with this Agreement.

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     Except as provided herein, the terms and conditions contained in the
Agreement, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

STATE STREET BANK AND                  JPMORGAN FLEMING
TRUST COMPANY                          ASSET MANAGEMENT
                                       (LONDON) LIMITED

By:____________________                By:____________________
Name:__________________                Name:__________________
Title:_________________                Title:_________________
Date:__________________                Date:__________________


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